UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2010 (April 6, 2010)

 ULTIMATE ESCAPES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33743	26-0188408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Vine Street, Suite 225
Kissimmee, Florida 34741
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (407) 483-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On April 6, 2010, Ultimate Escapes, Inc., a Delaware corporation (the “Company”), issued an aggregate of  241,301 shares of its common stock, par value $0.0001 per share (the “Shares”), to certain of the Company’s club members who elected to convert all or portion of their redemption value under the Company’s “redemption assurance program” into shares of common stock pursuant to the Company’s redemption value exchange program (the “Redemption Value Exchange Program”).  The description of the Redemption Value Exchange Program is included in the section entitled “Acquisition Proposal” of the Schedule 14A filed by the Company with the Securities and Exchange Commission on October 16, 2009 under “Redemption Value Exchange Program” on page 87, which is incorporated herein by reference.

The Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder in connection with the issuance of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ESCAPES, INC.

/s/ James M. Tousignant
James M. Tousignant
Chief Executive Officer

Dated: April 8, 2010